Execution Version
SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
This Settlement Agreement and Mutual General Release (the “Settlement Agreement”) is entered into this 4th day of September, 2015, by and between Development Specialists, Inc., an Illinois corporation, solely in its capacity as Assignee for the benefit of creditors of CM Manufacturing, Inc., f/k/a Stion Corporation, a Delaware corporation (“DSI”), and CVD Equipment Corporation, a New York corporation (“CVD”; CVD and DSI are referred to collectively herein as the “Parties” and each as a “Party”).
WHEREAS, DSI and CVD are parties to an arbitration filed with the American Arbitration Association, captioned Development Specialists, Inc. v. CVD Equipment Corporation, Case No. 01-15-0002-4485 (the “Arbitration”); and
WHEREAS, CVD and DSI are parties to an action filed in the Court of Chancery of the State of Delaware, captioned CVD Equipment Corporation v. Development Specialists, Inc., C.A. No. 11062-VCG (the “Chancery Action”); and
WHEREAS, the Parties are desirous of settling all disputes, claims and lawsuits between them;
IT IS HEREBY AGREED as follows:
1.           In consideration of the sum of Nine Hundred Ninety-Five Thousand Dollars ($995,000) lawful money of the United States of America (the “Settlement Payment”), DSI does hereby remise, release, and forever discharge CVD, its heirs, executors, administrators, officers, directors, employees, attorneys, agents, affiliates, successors and assigns, from all manner of actions, causes of action, third-party actions, suits, claims or suits for contribution and/or indemnification, debts, sums of money, accounts, contracts, controversies, promises, damages, judgments, executions, claims and demands of whatever nature, at law or in equity, which DSI ever had, now has, whether known or unknown, anticipated or unanticipated, or which it, its heirs, executors, administrators, officers, directors, employees, attorneys, agents, affiliates, successors or assigns can, shall, or may have, from the beginning of time to the date hereof, including but not limited to those claims that were brought or could have been brought in the Arbitration or the Chancery Action.

2.           CVD shall pay the Settlement Payment by wire transfer of the full settlement amount to the following account designated by DSI within ten (10) business days of the receipt by CVD or its counsel of a fully executed copy of the Settlement Agreement:
Development Specialists, Inc. as Assignee for CM Manufacturing, Inc. (F/K/A Stion Corporation)
Account No. XXXXXXXX
Bank Routing No.: XXXXXXX
East West Bank
135 N. Robles Ave., Suite 600
Pasadena, CA 91101
3.           In consideration of DSI’s agreement to settle this matter for the Settlement Payment, CVD does hereby remise, release, and forever discharge DSI, its heirs, executors, administrators, officers, directors, employees, attorneys, agents, affiliates, successors and assigns, from all manner of actions, causes of action, third-party actions, suits, claims or suits for contribution and/or indemnification, debts, sums of money, accounts, contracts, controversies, promises, damages, judgments, executions, claims and demands of whatever nature, at law or in equity, which CVD ever had, now has, whether known or unknown, anticipated or unanticipated, or which it or its heirs, executors, administrators, officers, directors, employees, attorneys, agents, affiliates, successors or assigns can, shall or may have, from the beginning of time to the date hereof, including but not limited to those claims that were brought or could have been brought in the Arbitration or the Chancery Action.

     4.           It is understood and agreed that the mutual releases set forth hereinabove extend to all claims of every kind, nature, and description whatsoever, current or future, suspected or unsuspected, known or unknown, within the scope of their respective releases, and that existed as of the date the Parties execute this Agreement.  The Parties expressly acknowledge that they are familiar with and expressly waive and relinquish every right or benefit that they have or may have under the provisions of Section 1542 of the California Civil Code and any comparable statute of any other jurisdiction or common law principles of similar effect as to unknown claims within the scope of their respective releases.  Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

          5.           Execution of this Settlement Agreement by CVD shall be deemed to be a waiver of CVD’s Proof of Claim filed with the DSI Assignment estate, a copy of which Proof of Claim is attached as Exhibit L to DSI’s Arbitration complaint.
6.           Within two business days of DSI’s receipt of the Settlement Payment, the Parties shall execute and file stipulations of dismissal, with prejudice, of the Arbitration and the Chancery Action.
7.           This Settlement Agreement is governed by and is to be construed under the internal laws of the State of Delaware, without regard to its conflict of laws provisions.

8.           The Parties do not concede that any law, other than the law of the State of Delaware, is applicable to the Settlement Agreement.  The Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but that it is their intention, to fully, finally, unconditionally and forever settle and release any and all claims released hereby, whether known or unknown, anticipated or unanticipated, which now exist or existed at any time prior to consummation of the Settlement Agreement, and without regard to the subsequent discovery or existence of such additional or different facts.  The Parties further acknowledge that the claims being settled hereby include, but are not limited to, any claims of fraud, including but not limited to any claims of fraud in the inducement of, or otherwise in connection with or related to, this Settlement Agreement and/or any matters contemplated hereby.
9.           Any provision of this Settlement Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or enforceability, without invalidating the remaining provisions hereof.
10.           No waiver or modification of a term or condition of this Settlement Agreement shall be valid or binding, unless it is in writing and executed by each of the Parties to this Settlement Agreement.
11.           This Settlement Agreement contains the ENTIRE AGREEMENT between the Parties identified herein, and the terms of this Settlement Agreement are contractual and not a mere recital.  This Settlement Agreement supersedes all prior agreements, whether oral or written, between the Parties with respect to the subject matter hereof, and the Parties acknowledge that they are not relying on any representations in entering into this Settlement Agreement other than those expressly contained herein.

12.           The Parties further state that they have carefully read the foregoing Settlement Agreement; they know the contents thereof; they have obtained the advice of counsel; and they sign the same as their own free acts.
13.           Each Party shall bear its own costs and attorneys’ fees in connection with the Arbitration, the Chancery Action, and this Settlement Agreement.
14.           Any dispute arising between the Parties with respect to this Settlement Agreement shall be submitted to Robert J. Katzenstein, Esquire, for mediation.
15.           This Settlement Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument. Scanned .pdf  and facsimile signatures will be accepted as originals.
16.           Unless either Party notifies the other Party to the contrary, any notice or document requiring delivery hereunder shall be delivered in person or by recognized overnight, air carrier:
If to DSI, to:
Christopher A. Ward, Esq.
Polsinelli PC
222 Delaware Ave., Suite 1101
Wilmington, DE 19801

If to CVD, to:

Vernon R. Proctor, Esq.
Proctor Heyman Enerio LLP
300 Delaware Avenue, Suite 200
Wilmington, DE 19801

           IN WITNESS WHEREOF, the undersigned have set their hands and seals this 4th day of September, 2015.

DEVELOPMENT SPECIALISTS, INC., an Illinois corporation, solely in its capacity as Assignee for the benefit of creditors of CM Manufacturing, Inc., f/k/a Stion Corporation, a Delaware corporation

/s/ Christopher Coggins, Esq.	/s/ Geoffrey L. Berman
Witness	By: Geoffrey L. Berman Title: Senior Vice President

CVD EQUIPMENT CORPORATION, a New York corporation

/s/ Martin J. Teitelbaum, Esq. Witness	/s/ Leonard A. Rosenbaum By: Leonard A. Rosenbaum Title: President and Chief Executive Officer